Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2006, on the financial statements of Taberna Realty Finance Trust in the Proxy Statement of RAIT Investment Trust that is made a part of Amendment No. 3 to this Registration Statement (Form S-4 No. 333-136197) and related Prospectus of RAIT Investment Trust for the registration of 23,925,000 shares of its common stock.

/s/  Ernst & Young LLP

Philadelphia, Pennsylvania

November 2, 2006